SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

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                             FORM 8-A

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         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                      VERMILION BANCORP, INC.
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      (Exact name of registrant as specified in its charter)

            DELAWARE                    37-1363755
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(State of incorporation or   (I.R.S. Employer Identification No.)
     organization)


      714 North Vermilion Street
             DANVILLE, ILLINOIS                     61832
      -------------------------                     -----
(Address of principal executive offices)            (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

                               None

 Securities to be registered pursuant to Section 12(g) of the Act:

             COMMON STOCK, PAR VALUE $0.01 PER SHARE
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                         (Title of class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          See "Description of Capital Stock of the Company" in the Prospectus included in Vermilion Bancorp Inc.'s Registration Statement on Form SB-2, as amended (File No. 333-17227), which is hereby incorporated by reference.

ITEM 2.   EXHIBITS

    *2.1  Plan of Conversion

    *3.1  Certificate of Incorporation of Vermilion Bancorp, Inc.

    *3.2  Bylaws of Vermilion Bancorp, Inc.

    *4.0  Stock Certificate of Vermilion Bancorp, Inc.




     *Previously filed with the Securities and Exchange Commission as exhibits to Vermilion Bancorp, Inc.'s Registration Statement on Form S-1 (File No. 333-17227). Such exhibits are incorporated herein by reference.

                             SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              VERMILION BANCORP, INC.




Date:  March 18, 1997         By:  /S/ MERRILL G. NORTON
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                                   Merrill G. Norton, President and
                                     Chief Executive Officer